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                                                                    EXHIBIT 10.8


UNITED STATES OF AMERICA
STATE OF LOUISIANA
PARISH OF IBERIA

                 LEASE AND OPERATING AGREEMENT BETWEEN IBERIA PARISH AIRPORT AUTHORITY AND PRIDE AVIATION, INCORPORATED TO ESTABLISH AND OPERATE AS A HEAVY AIRCRAFT MAINTENANCE OPERATOR AT ACADIANA REGIONAL AIRPORT, IBERIA PARISH, LOUISIANA

         This agreement, made in the City of New Iberia and Parish of Iberia, State of Louisiana and entered into this 28th day of December 1994.

                                 By and Between

         The IBERIA PARISH AIRPORT AUTHORITY, a political subdivision duly created, organized and existing under and by virtue of a resolution of the Police Jury of Iberia Parish, Louisiana on January 26, 1966, Resolution Number 6, hereinafter called "LESSOR" and represented by and acting through WILTZ P. SEGURA, its Chairman, duly authorized by a Resolution of the Iberia Parish Airport Authority (a copy of which is attached hereto), having 1213 Ember Drive, New Iberia LA 70560, as its permanent mailing address, and PRIDE AVIATION, INCORPORATED, an Oklahoma corporation, herein represented by and acting through FRANK RICE, its President, hereinafter called "LESSEE", duly authorized by a Resolution of the Directors of said corporation (a copy of which is attached hereto), having 1218 Hangar Drive, as its permanent mailing address,

                                   WITNESSETH

         WHEREAS, the Lessor now operates a public airport certified under FAA
Part 139 designated as Acadiana Regional Airport, located in Iberia Parish, Louisiana, hereinafter referred to as Airport; and

         WHEREAS, the Lessee desires to locate its heavy maintenance operation on the Airport, and was awarded a contract to lease available land with certain buildings and improvements and assignment of Common Aircraft Ramp Areas.

         WHEREAS, in reliance on Lessee's bid and subsequent award, Lessor has determined to make the site available to Lessee to be used for heavy aircraft maintenance operations, therewith defined under IRS 2:135.1(G).





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         NOW, THEREFORE, for and in consideration of the premises and mutual undertakings, agreements and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE I. PREMISES LEASED, PURPOSE, OBJECTS, RIGHTS AND PRIVILEGES

         A.      Leased Premises

         1.00 Upon payment by Lessee of the considerations provided, and upon the observance and performance of all the covenants, terms and conditions on Lessee's part to be observed and performed, Lessee shall peaceably and quietly hold and enjoy the leased premises for the term or terms hereby stipulated without hindrance or interruption by Lessor or any other person or persons lawfully or equitably claiming by, through or under Lessor.

         1.02 Lessor does hereby lease to Lessee and Lessee does hereby accept and lease from Lessor the land, buildings and improvements of the airport, more particularly described as follows:

A.              AIRCRAFT MAINTENANCE HANGAR 88-C COMPLEX

         The real estate,, buildings and improvements located at the Acadiana Regional Airport, Iberia Parish, Louisiana, being more particularly described as follows:

                                    TRACT D

A certain tract of land, with all improvements, located and being situated at the old U.S. Naval Auxiliary Air Station, Iberia Parish, Louisiana, measuring and containing 4.348 superficial acres of land, and being more particularly described as follows:

Beginning at a Point on the western right-of-way line of Hangar Drive, said Point being designated as Point "S" and having USNAAS coordinates of y=40,399.7 and x=51,728.2; said Point "S" being the POINT OF BEGINNING; thence, along the western right-of-way line of Hangar Drive S12 degrees 27'E 426.00' to a Point in the center of a concrete driveway and Point "A" and corner; thence, leaving said western right-of-way line of Hangar Drive and along the center line of the concrete driveway S77 degrees 30'W 365.19' to Point "V" and corner; thence, leaving said concrete driveway and extension thereof S12 degrees 30'E 24.O' to a point on the northern edge of the concrete ramp and Point "U" and corner; thence, along the northern edge of the concrete ramp S77 degrees 30'W
75.0 to Point "T" and corner; thence, leaving said concrete ramp N12 degrees 30'W 450.0' to Point "K" and corner; thence, N77 degrees 30'E 440.57' to Point "S" and corner, said Point "S" being the POINT OF BEGINNING.





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Said tract of land is depicted and set forth on a Plat of Survey by G.K. Pratt
Munson, R.L.S. No. 2794, dated June 7, 1990, revised February 27, 1993, and is shown on said Plat as TRACT D, "SAVUTKS", and containing 4.348 superficial acres of land.

                                 AIRCRAFT RAMP

         1.03 Lessee is assigned and shall have and enjoy, in common with the general public, the use of the adjoining aircraft ramp areas which are depicted and designated as Aircraft Ramp Area on the above referenced survey plat and may also perform routine fueling and maintenance operations therein.

         1.04 Lessee is not granted the exclusive use of the common aircraft ramp areas but Lessor delegates and assigns to Lessee authority to oversee the safe flow of traffic through these areas. Lessee shall have and enjoy the right of ingress and egress to and from the leased premises, the aircraft ramp areas and the landing areas for airplanes. The runway and taxiways shall be used jointly with other tenants, operators and other designated users at the airport, and except as may be necessary to protect the safe flow shall not interfere with the rights and privileges of other persons or firms using said facilities. Lessor reserves the right to designate, assign and delegate authority over any and all aircraft ramp areas and, as may be necessary, change, alter, or adjust said areas to enhance public use and availability, and to protect the safe flow of all traffic, personnel, aircraft and equipment thereon. Lessor shall act reasonably in the delegation, designation, assignment, change, alteration and/or adjustment of said areas to substantially comply with the assignment of aircraft ramp areas provided. Lessor will not restrict the aircraft ramp area to prevent Lessee's use of hangar facilities.


         B.      Purposes, Objects, Rights and Privileges

         1.05 This agreement vests Lessee with the right and privilege to operate as a heavy aircraft maintenance operator on the airport and the leased premises shall be used by Lessee solely for said purposes, as defined by the Federal Aviation Act of 1958 as amended and the Minimum Standards and Requirements for the Conduct of Commercial Aeronautical Services and Activities at Acadiana Regional Airport adopted November 7, 1979, as amended on August 30, 1989, where applicable.

         1.06 Lessee agrees to provide, and is herein required to provide the aforementioned and described services and the right and privileges to operate as a heavy aircraft maintenance operator hereby granted shall exist so long as the character of the facilities operated or services furnished shall be consistent with the requirements of the Federal Aviation Act of 1958, as amended, and the Minimum Standards





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and Requirements for the Conduct of Commercial Aeronautical Services and
Activities at Acadiana Regional Airport adopted November 7, 1979, as amended on August 30, 1989, where applicable.

         1.07 Lessee shall not engage in those aircraft and aviation services customerly rendered by a Fixed Based Operator (FBO) under the Airport Minimum Standards. Any such activity is considered a breach of this lease, and at its option, Lessor may impose a civil penalty of not more than $5,000.00 for each violation. Lessee agrees not to engage in such activity and acknowledges notice of Lessor's rights to enforcement by termination of this lease or the imposition of civil penalties.

ARTICLE II. TERM OF LEASE, EXTENSIONS AND OPTIONS TO
             EXTEND; LESSOR/LESSEE CONSTRUCTION; INDEPENDENT
             CONTRACTOR STATUS

         A.  Term of Lease, Extensions and Options to Extend

         2.00 This lease shall be for a primary term of thirty (30) years from the effective date hereof designated as the 1st day of October, 1993.

         2.01 The term of this lease may be extended for an additional period not to exceed twenty-five years without advertising or competitive bidding in accordance with the provisions of Louisiana Revised Statutes, Title II, Section 135.1(G).

         B.  Lessor's Construction

         2.02 Lessor may provide additional improvements to the leased premises during the terms and extensions of this lease but is not obligated to do so.

         2.03 Lessor may employ all efforts necessary to apply for and obtain local, state and federal grants, loans and other aids to improve the runways, taxiways, landing fields, air traffic control and other facilities on the airport but is not obligated to do so.

         C.  Lessee's Construction

         2.04 Lessee may construct buildings and improvements on the leased premises to facilitate its operations and to conduct its activities and services.

         2.05 All improvements shall be made in accordance with plans and specifications provided by the Lessee. Engineering or architectural expertise required for these improvements shall be provided by duly licensed professional engineers or architects. All engineering or architectural fees associated with these improvements shall be the responsibility of the Lessee.





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         2.06    All plans and specifications for proposed construction shall be submitted to the Airport Authority and approved by same prior to the commencement of construction. Lessee shall demand or provide 100% performance and lien insurance on all such construction and name Lessor as co-obligee, additional insured, named insured or third party beneficiary.

         2.07 All aviation hangars and buildings constructed by Lessee shall be constructed of building materials commonly employed in aviation hangar construction and of similar in architectural design to the present facilities at Acadiana Regional Airport and contain sufficient area to conduct minimum services therefrom.

         2.08 All buildings and improvements constructed at Lessee's expense shall, upon completion, be free and clear of all laborers, mechanics, materialism, contractor, surveyor and architectural liens, privileges, judgments and obligations excepting valid and approved mortgages for construction or operations.

         2.09 Lessee shall provide adequate adjacent hard surfaced parking to its buildings and improvements to accommodate aircraft, employees, guests, and business invitees.

         2.10 Upon completion of any such improvements, Lessee shall present to Lessor a statement of the "Construction and/or Alteration Costs" which shall include all monies paid by Lessee for actual demolition, construction or alterations, including architectural, engineering costs and other pertinent fees and charges.

         2.11 All such improvements shall be and remain the property of Lessor at the termination of the lease upon Lessee's fault or abandonment by Lessee of the leased premises, without any cost to Lessor. If termination of the lease occurs without fault or neglect on the part of Lessee, any right or claim to compensation for improvements shall not be affected by Lessor's rights under this section.

         2.12 Lessee shall at all times keep these improvements in good operating condition and shall be returned to the Airport Authority in good operating condition at the end of the lease period, normal wear and tear accepted.

         D.  Independent Contractor Status

         2.13 Lessor and Lessee agree that Lessee will maintain independent contractor status during the term of this lease and will not be an agent of the Lessor. It is agreed and understood that, as an independent contractor, such status will not constitute any liability of any nature on the part of the Lessor for Lessee's operation and activities.

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ARTICLE III.     RENTALS AND OTHER CONSIDERATIONS

         A.  Rentals

         3.00 Lessee, in consideration of the possession and use of the premises shall be obligated to pay rental, in advance, monthly. Monthly rental shall be paid in installments equal to one-twelfth (1/12) of the annual rental due and payable on the first day of each and every month. The first payment is due the first day of the fifth (5th) month after occupancy of the facility by Lessee. The date of occupancy is hereby established as October 1, 1993.
In the event that the date of occupancy occurs after the first day of the month, the first rental payment shall include rental on a prorated formula calculated on a thirty (30) day month. Thereafter, rental will be due on the first day of each month.

         3.01 Commencing with and continuing throughout the primary term of this lease and any and all extensions thereof, Lessee shall pay Lessor rentals, in cash, annually or monthly, in advance, as follows:

         (a) The first five (5) years, beginning on the effective date of the lease, an annual rental of ONE HUNDRED FIFTY-EIGHT THOUSAND ONE HUNDRED AND NO/100 ($158,100.00) DOLLARS payable in monthly installments equal to one-twelfth (1/12th) of the annual rental, or THIRTEEN THOUSAND ONE-HUNDRED SEVENTY-FIVE AND NO/100 ($13,175.00) DOLLARS per month; and, in addition,

         (b) For each successive five year period after the effective date of the lease, and to include the original term and any extensions thereof, the annual rental shall increase by a compound rate of TEN (10%) PER CENTUM of the base rental. No rate of increase shall apply during the first five years of this lease. At the beginning of the sixth (6th) year the annual rental shall be calculated by adding 10% of $158,100.00 (or $15,810.00) to the previous annual rental amount yielding an annual rental of $173,910.00; at the beginning of the tenth
                 (10th) year the annual rental shall be calculated by adding 10% of $173,910.00 (or $17,391.00) to the previous annual rental amount yielding an rental of $191,301.00; and at the beginning of the sixteenth (16th) year the annual rental shall be calculated by adding 10% of $191,301.00 (or $19,301.00) to the previous annual rental amount yielding an annual rental of $210,431.00.





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         B.  Fuel Flowage

         3.02 The parties agree that in consideration of Lessee receiving fuel and lubricating oil for resale at Acadiana Regional Airport for aircraft, it shall pay to the Airport Authority fuel flowage fees as follows:

         (a) an amount equal to four percent (4%) of the operator's invoiced cost of fuel, never less than three ($0.03) per gallon, for aviation operations at Acadiana Regional Airport: and

         (b) twelve percent (12%) of the operator's invoiced cost of oil and lubricants, never less than nine ($0.09) per gallon, for aviation operations at Acadiana Regional Airport.

         3.03 Fuel flowage fees are due and payable by Lessee to Lessor, in cash, monthly on or before the tenth (10th) day of each month. Payments are from fuel and oil pumped from the previous month. All payments of fuel flowage fees shall be accompanied by a statement or invoice from the wholesaler or retail fuel and lubricant distributor.

         3.04 In the event that Lessee chooses to install fuel tanks on the leased premises, it must first secure written approval from Lessor to do so. If approval is granted by the Authority, then Lessee shall install the tanks in accordance with rules, regulations and specifications of the Louisiana State Fire Marshall, Louisiana Department of Environmental Quality (DEQ) and the U.S. Environmental Protection Agency (EPA) presently in effect and as may be amended during the term or terms of this lease.

         C.  Delinquency and Default

         3.05 Lessee shall be deemed in default of this lease and agreement if Lessee fails to remit to Lessor the monthly rental installment (one-twelfth (1/12) of the annual rental) TEN (10) days after the due date.

         3.06 All monthly rental installments due and owing, but unpaid, more than THIRTY (30) days beyond the due date shall be deemed delinquent and shall be assessed a delinquency charge of one (1%) percent per month or twelve (12%) percent per annum on the unpaid balance.

         3.07 In the event a dispute arises as to the correct amount of rent due, Lessor may accept the sum tendered by Lessee under protest, and if a deficiency is subsequently determined, the delinquency charge shall apply to any deficiency.

         3.08 Should Lessee at any time violate any of the conditions of this lease requiring the payment of rent, fuel flowage or other monetary obligations, as stipulated, or upon





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the filing of a bankruptcy, receivership or respite petition by or against
Lessee, or upon Lessee's suspension, failure or insolvency, the rent for the whole unexpired term of this lease shall, without demand or putting Lessee in default, become due and payable and Lessor, at its option, has the right to cancel the lease, or re-enter and lease said premises for such price and on such terms as may be immediately obtainable, and apply the net amount realized to the payment of the rent. In the event the premises are re-leased, Lessee would be liable for all Lessor's expenses, including but not limited to loss of rent and collection expenses.

         3.09 Should the premises be vacated or abandoned by Lessee because of ejectment for breach hereof, or otherwise, or should the Lessee begin to remove personal property or goods to the prejudice of the Lessor's privilege, then the rent for the unexpired term, with attorney fees, shall at once become due and exigible and Lessor, at its option, has the right to cancel the lease, or re-enter and lease said premises for such price and on such terms as may be immediately obtainable, and apply the net amount realized to the payment of the rent. In the event the premises are released, Lessee would be liable for all Lessor's expenses, including but not limited to loss of rent and collection expenses.

         3.10 The failure of the tenant to pay the rent punctually, or thirty (30) days beyond the due date, shall be, ipso facto and without demand or putting in default, grounds to terminate and cancel the lease. In such event, the Lessor may take such legal steps as are necessary and appropriate under the law to cancel the lease, to evict the Lessee or sublessees refusing to leave the grounds leased and to recover monies due the Lessor for past due rentals and damages for lost rentals occasioned by them. Improvements placed on the property leased shall be subject to seizure and sale by the Lessor in order to satisfy the Lessor's claim for monies and/or damages owed.

         3.11 At the expiration of this lease, or its termination for failure to pay the rent and fuel flowage fees, Lessee is obligated to immediately surrender possession, and should Lessee fail to do so, it consents to pay as liquidated damages five times the rent per day, with attorney fees and costs. Lessee also expressly waives any notice to vacate at the expiration of this lease and all legal delays, and hereby confesses judgement with costs, placing Lessor in possession to be executed at once. Should Lessor allow or permit Lessee to remain in the leased premises after the expiration of this lease, this shall not be constructed as a reconduction of this lease.

         3.12 Failure to strictly and promptly enforce these conditions shall not operate as a waiver of Lessor's rights, Lessor expressly reserving the right to always enforce prompt payment of rent, or to cancel this lease, regardless of any indulgences or extensions previously granted. Failure to





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comply with any condition or obligation of this lease will make Lessee liable for any loss or damage sustained by Lessor.

         3.13 In case suit shall be brought, or an attorney shall be employed, for recovery of the leased premises, for the recovery of rent or any other amounts due under the provisions of this lease, or for the enforcement of, or because of the breach of, any covenant herein contained on the part of Lessee to be kept or performed, and a breach shall be established, Lessee shall pay to Lessor all costs and expenses incurred, including a reasonable attorney's fee.

         3.14    Rental payments shall be made payable to the:

                          Iberia Parish Airport Authority
                          1213 Ember Drive
                          New Iberia, LA 70560

or to such other department or address as may be specified by Lessor in writing from time to time.

ARTICLE IV.      UTILITIES

         4.00 Lessee agrees to make its own arrangements for all utility extensions, modification and services and to pay for such services and deposits on its leased premises. No waste shall be committed or damage done to the property of the Lessor in the establishment of said utility services.

ARTICLE V.       SIGNS

         5.00 Lessee is authorized to erect and install signs and advertisements promoting its name and/or services it may offer subject to Lessor's prior written consent, provided that such consent will not be unreasonably withheld.

ARTICLE VI.      ALTERATIONS, FURNITURE AND FURNISHING

         A.  Alterations

         6.00 Lessee shall not construct or install any additional buildings or structures on the leased premises nor otherwise alter or modify the leased premises without first obtaining the written consent of Lessor. Lessor's consent will not be unreasonably withheld.

         6.01 Lessee shall not remove, alter, modify or make any structural changes in any of the buildings or structures placed thereon without first obtaining the written consent of Lessor, Lessor's consent will not be unreasonably withheld.

         6.02 Lessee shall not modify or make any additions to the plumbing, electrical or other utilities therein without first obtaining the written consent of Lessor. Lessor's consent will not be unreasonably withheld.





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         6.03    For the purpose of this paragraph, any penetration of the
roof, exterior walls, floor and foundation shall be considered a structural change.

         6.04 In the event Lessee makes alterations or improvements to the leased premises, then the use thereof shall be enjoyed by Lessee during the remaining term of the lease without the payment of additional rental and such alterations or improvements shall become the property of Lessor at the termination of this lease.

B.  Furniture or Furnishings

         6.05 Lessee agrees to install the necessary furniture, furnishings, equipment and fixtures necessary for the conduct of its operations with the Minimum Standards.

ARTICLE VII.     MAINTENANCE

         7.00 The Lessor shall maintain the roof, walls and foundations and all concrete or pavement of the premises in good condition.

         7.01 Lessor shall at all times maintain design load limits on all concrete and paving surfaces of the leased premises and shall not allow overloading of any concrete or paved surface of the leased area.

         7.02 Utility line maintenance outside the Lessee's delineated property boundary shall be the Lessor's responsibility.

         7.03 Lessor will not be responsible for damage caused by leaks in the roof, by bursting of pipes, by freezing or otherwise, or by any vice or defects of the leased property or the consequences thereof except in the case of positive neglect or failure to take action toward the remedying of such defects within reasonable time after having written notice from Lessee of such defects and the damage caused thereby. Should Lessee fail to promptly so notify Lessor, in writing, of any such defect, Lessee will become responsible for any damage resulting to Lessor or other parties.

         7.04 Lessee shall maintain interior plumbing fixtures, outlets, and drains and keep them free from foreign objects and obstructions; maintain the heating and air conditioning system, including cleaning and removal of filters and general maintenance; and maintain the electrical system including replacement of fixtures and lamps. Lessee shall maintain inside and outside of premises in accordance with Airport Authority standards. Lessee shall be responsible for major repairs to the hangar doors, the central heating and air conditioning system, such as replacement of compressors, and major plumbing repairs, such as replacement of fixtures or corroded sewer lines within the boundary of the leased premises.





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         7.05    All major repairs to electrical and mechanical equipment
contained on the leased premises shall be made by licensed personnel. Other repairs shall be made by skilled craftsmen performing such work regularly as a trade. Lessee shall be responsible for maintaining electrical loads within the designed capacity of the system as installed or modified.

         7.06 Subject to the foregoing, Lessee shall maintain the leased premises in good repair, ordinary wear and tear accepted. Lessee shall maintain the leased premises and the assigned aircraft ramp areas in a neat and sightly condition and shall not permit the accumulation of waste, trash or debris on airport property.

         7.07 Collection and on site storage of wrecked or derelict aircraft or equipment not under repair shall be prohibited under the terms and conditions of this lease.

         7.08 Lessee will not allow any waste, trash, debris, fuels, lubricants or any other material whatsoever to be discharged onto the leased premises. Lessee shall dispose or contract with an EPA and/or DEQ approved operator for the removal and proper disposal of expended lubricating oil, solvents, fuels, chemical and other products that may accumulate as a result of the Lessee's use of the leased premises. The Lessor may remove any waste, trash, fuel, lubricants, or other materials discharged or otherwise placed on said leased premises by Lessee, its employees, agents, representative, licenses, invitees, patrons or customers and charge Lessee for such cost including testing, clean up including labor and material.

ARTICLE VIII.    PAYMENT OF TAXES

         8.00 Lessee shall be liable for any and all taxes, penalties and interest thereon assessed, levied or charged by any governmental agency against Lessee's tangible personal property (inventory, equipment, machinery, furnishings and other movable assets) situated on the leased premises and against any interest acquired under this agreement.

         8.01 No exemption or waive from taxes on personal or business property insures to the benefit of Lessee by association, contract or other relationship to the Lessor as a public body.

ARTICLE IX.      COMPLIANCE WITH LAW

         9.00 Lessee while exercising rights granted herein, shall observe and comply with, and at its own cost and expense, requirements of Federal, State or local statutes, ordinances, regulations and standards applicable to Lessee or its use of the leased premises, including but not limited to Exhibit "A", (Minimum Standards and Requirements for the Conduct of Commercial Aeronautical Services and Activities at Acadiana Regional Airport adopted November 7, 1979, as amended on





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August 30, 1989) other rules and regulations promulgated from time to time by the Iberia Parish Airport Authority and the Iberia Parish Council for administration of the airport.

         9.01 Lessee shall procure and maintain during the term of the agreement, all licenses, permits and similar authorizations required for the conduct of its business operations.

ARTICLE X.       AIRPORT SECURITY

         10.00 Lessee agrees that it will, at its own cost and expense, enroll and participate in the airport security program during the term of this agreement.

ARTICLE XI.       RIGHT OF ENTRY, INSPECTION AND ACCOMPLISHMENT OF OBLIGATIONS

         11.00 The Lessor reserves the right to inspect the premises, within reasonable time periods and upon advance notice and shall be permitted to enter and view the premises or equipment on the leased premises. Lessor shall at all reasonable times have the right to enter the premises accompanied by Lessee for the purpose of inspecting and of making such, if any, repairs that Lessor may be bound or elect to make.

ARTICLE XII.     WAIVER OF LIABILITY, INDEMNITY AND INSURANCE

         A.  Indemnity

         12.00 Lessee assumes full responsibility for the condition of the leased premises, and all buildings, improvements, fixtures and equipment thereon, and for all of Lessee's operations but does not assume any responsibility for lessor's negligence or the negligence of lessor's agents, officers, or employees. In the event of any suit, claim or action by Lessee, its agents, employees, invitees or third persons is brought against Lessor or the Iberia Parish Council to recover for, or on account of any injury to person or property (including death) caused by any vice or defect in or upon said leased premises, including the buildings, improvements, fixtures and equipments thereon, or on account of Lessee's operations, Lessee agrees to appear, defend, adjust and settle said action or claim at its sole cost and expense and to pay and satisfy any adverse judgment that may be entered on final determination.

         12.01 Lessee will indemnify Lessor and save it harmless from and against any and all claims, actions, loss, cost (including attorney's fees), damages, expenses, and liability (including statutory liability and liability under workers' compensation laws) in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the leased premises, or the occupancy or use by Lessee of the leased premises or any part





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thereof, and any activities of the Lessee in the parking areas and common service areas sustained by Lessee and all other persons which are occasioned wholly or in partly by any act or omission of Lessee, Lessee's partners, agents, sublessees, contractors, subcontractors, invitees, customers, employees, servants, or concessionaires. In case Lessor and the Iberia Parish Council, its individual members, the Parish President and the Airport Director and their employees and agents shall, without fault on its part, be made a party to any litigation commenced by or against Lessee, then Lessee shall protect and hold Lessor harmless and shall pay all costs, expenses, and reasonable attorney's fees incurred or paid by Lessee in connection with such litigation.

         B.  Insurance

         12.02 Lessee agrees to provide, at its expense, for the duration of this lease and any extensions hereof, tenants liability insurance, and to furnish Lessor a certificate of such insurance, with limits of no less than $100,00.00 for injury to any other person and $300,00.00 for injuries sustained in any one accident, and with property damage limits of $25,000.00 which policy shall provide, as a condition precedent to cancellation, ten (10) days advance written notice to Lessor and shall name as additional insured, the Lessor, and the Iberia Parish Council.

         12.03 In addition to the above, Lessee shall provide the minimum insurance requirements as listed below:

         (a)     Comprehensive Public Liability and Property Damage;

                 (i) Bodily Injury (each accident) $25,000,000.00 any one offense and aggregate annually;

                 (ii) General Liability and Property Damage: $50,000,000.00
                      combined single limit, any one occurrence/offence and annual aggregate including products, grounding and completed operations;

         (c)     Motor Vehicle Liability: $1,000,000.00 combined single limit;

         (d)     Workman's Compensation and Employer's Liability:
                 Up to Statutory Limit

         (e) Hangar Keepers Liability Coverage: $15,000,000.00 any one aircraft, $30,000,000.00 any one occurrence subject to $15,000.00 deductible each and every loss;

         (f) Fire and Extended Coverage on all buildings and improvements located on the leased premises in an amount of 80% of replacement cost of the improvements. Replacement cost is defined as cost to replace the buildings and improvements with like materials and like configuration, but in no case less than $2,300,000.00. The Lessee shall be allowed to determine the deductible on this all risk coverage, but Lessee shall be fully responsible for the payment of any and all deductibles, whatever they may be. Flood and earthquake coverage shall not be a requirement of this section. Said policy shall provide, as a condition for cancellation,, ten (10) days advance written notice to Lessor and shall name Lessor and the Iberia Parish Council as additional insureds under the policy.

         12.04 If through no fault, neglect or design of Lessee, the premises are destroyed by fire or other casualty, and provided that at the time of such damage or destruction there exists no incurred default by Lessee under this lease, the following obligation to repair and/or reconstruct shall apply:

                 (a) If the cost to repair the damage, including architect's fees, surety bond, etc., does not exceed the sum determined and payable by an insurance underwriter under coverage for fire and extended coverage, as estimated by an architect licensed in the' State of Louisiana selected by Lessor and any bid, acceptable to Lessor, Lessor shall repair the damage as expeditiously as possible;

                 (b) In the event that repair and/or reconstruction of the damage shall be undertaken, this lease shall not be cancelled, and Lessee shall be entitled to a proportionate reduction or remission of the rent until such damage has been repaired;

                 (c) Lessor may, at its option, terminate or cancel this lease if the cost of repair exceeds sums payable under insurance coverage. In the event the lease is terminated by Lessor under these provisions, the Lessor shall fairly apportion the insurance award between Lessor and Lessee, if such insurance award is made specifically for loss of improvements made to the leased premises by Lessee.

         12.05 Lessee shall cause any and all policies of insurance obtained by it, including bailee coverage, covering movable property (including aircraft) located on the leased premises or on the adjoining aircraft apron areas or used in connection with Lessee's operations conducted thereon and therefrom to contain a waiver of subrogation, (excepting negligence) against Lessor, the Iberia Parish Council, their individual members, the Airport Director and their employees and agents.

         12.06 In the event Lessee fails to procure any of the insurance required hereunder, Lessor may, at its option, cause such insurance to be issued at the cost and expense of Lessee, and all sums advanced for such purpose shall be due Lessor as charges and expenses plus 15% service charge, payable on or before the first day of the month following written notice thereof to Lessee.

ARTICLE XIII.    NON-DISCRIMINATION

         13.00 The Lessee, in exercising any of the rights or privileges herein granted to it, shall not, on the grounds of age, race, color, creed, sex, national origin or physical condition, discriminate or permit discrimination against any person or group of persons in any manner prohibited by Part 21 of the Regulations of the Secretary of Transportation. The Lessor is hereby granted the right to take such actions to correct same, anything to the contrary herein notwithstanding, as the United States may direct, to enforce this nondiscrimination covenant.

         13.01 Lessee, as a heavy aircraft maintenance operator, will furnish its accommodations and/or services on a fair, equal and not unjustly discriminatory basis to all users thereof and it shall charge, fair, reasonable and not unjustly charge discriminatory prices for each unit or service; PROVIDED, THAT the Lessee may be allowed to make reasonable and non-discriminatory discounts, rebates or other similar type of price reductions to volume purchasers.

         13.02 Lessee shall make its accommodations and/or services available to the public on fair and reasonable terms without unjust discrimination on the basis of age, race, creed, color, sex, national origin or physical condition.

         13.03 Lessee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall, on the grounds of age, race, color, creed, national origin, sex or physical condition, be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. The Lessee assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this Subpart. The Lessee assures that it will require that its covered suborganizations provide assurances to the Lessee that they similarly will undertake affirmative action programs and that they will require assurances from their sub-organizations, as required by 14 CFR Part 152, Subpart E, to the same effect.

         13.04 The Lessor is granted the right to take such actions to correct violations, anything to the contrary herein notwithstanding, as the United States may direct, to enforce this non-discrimination covenant. Noncompliance of the above non-discrimination provisions shall constitute a material breach and subject the lease to immediate termination.

         13.05   Non-compliance with paragraphs 13.00, 13.01, 13.02, 13.03
and 13.04, shall constitute a material breach thereof and, in the event of such non-compliance, Lessor shall have the right, subject to the provisions of
Article XIX hereof, to terminate this lease and operating agreement and the estate hereby created, without liability therefor, or at the election of Lessor, or the United States, either or both said governments, shall have the right to judicially enforce said paragraphs 13.00, 13.01, 13,02, 13.03 and 13.04.

         13.06 Lessee agrees to insert the five (5) preceding provisions, namely paragraphs 13.00, 13.01, 13.02, 13.03 and 13.04 of Article XIII, in any lease, agreement or contract, by which Lessee grants a right or privilege to any person, firm or corporation, to render accommodations and/or services to the public, on the premises herein leased.

ARTICLE XIV.     LESSOR'S RESERVED RIGHTS AND LESSEE'S PROTECTION

         14.00 Lessor reserves the right to take any action it considers necessary to protect the aerial approaches to the Airport against obstructions, together with the right to prevent Lessee from erecting or permitting to be erected, any building or other structure, including signs and lighting fixtures, on the Airport which, in the opinion of Lessor, would limit the usefulness of the Airport or constitute a hazard to aircraft.

         14.01 During the time of war or national emergency, Lessor shall have the right to lease the Airport or any part thereof to the United States Government for military or naval use, and if any such lease is executed, the provisions of this instrument insofar as they are inconsistent with the lease to the government shall be suspended, and in that event a just and proportionate part of the rent hereunder shall be abated. Lessee shall have no claim against the Lessor for the value of any unexpired term of this lease. Lessee is not prohibited from asserting any claim or claims for loss of improvements to the leased premises, leasehold advantages and/or loss of business opportunity against the United States.

         14.02 Any other provisions of this lease notwithstanding, this lease shall be subordinate to the provisions of any existing or future agreement between Lessor and the United States, relative to the operation or maintenance of the Airport, the terms and execution of which has been or may be required as a condition precedent to the expenditure or reimbursement to Lessor of federal funds for the development of the Airport or reverter clause in the deed of trust and/or conveyance to the Parish of Iberia executed by the United States of America, on the 6th day of May, 1969 filed for record on the 9th day of May, 1969 and recorded at conveyance book 539, folio 119, entry no.146092, records of Iberia Parish, Louisiana.

ARTICLE XV.      NOTICES, CONSENTS AND APPROVALS

         15.00 Notices or other communications to Lessor pursuant to the provisions hereof shall be sufficient if sent by registered or certified United States mail, postage prepaid, addressed to the:

                                  IBERIA PARISH AIRPORT AUTHORITY
                                  1213 EMBER DRIVE
                                  NEW IBERIA, LOUISIANA 70560

and to Lessee as follows:

                                  PRIDE AVIATION, INCORPORATED
                                  1218 HANGAR DRIVE
                                  NEW IBERIA, LA. 70560

ARTICLE XVI.     COVENANT TO BIND LESSOR AND LESSEE

         16.00 This lease and operating agreement and all of the covenants and conditions contained herein shall be binding upon Lessor and Lessee and upon their respective heirs, executors, administrators, successors and assigns.

ARTICLE XVII.    SUBLETTING, ASSIGNMENT AND MORTGAGE

         A.      Subletting and Assignment

         17.00 Any transfer, sublease or assignment (hereinafter in this lease referred to as "transfer") of Lessee's interest in the leased premises, or any portion thereof, must be approved by Lessor, in advance of its consummation or execution. If Lessee grants a transfer, without obtaining prior approval from Lessor, such act shall constitute a material breach of this lease and grounds for its termination.

         17.01 In the event Lessor consents to a transfer, such consent shall not constitute a waiver of any other condition, term and covenant of this lease. All such terms, conditions, or covenants shall apply to each and every transferor, assignee, transferee, subtenant, or other person acquiring rights and/or interests through Lessee.

         17.02 Any document to transfer, sublet or assign the premises or any part thereof, shall incorporate, directly or by reference, all provisions of this lease.

         17.03 Occupancy of the premises by a prospective transferor, transferee, sublessee, assignee, or assignor, prior to approval of the transfer, sublease or assignment by Lessor, shall be deemed an unauthorized activity and shall constitute a breach of this lease.

         17.04 In the event Lessee fails to cease, remove or prohibit an unauthorized activity, after notice by Lessor, such failure shall constitute a material breach of this lease and shall be grounds for termination.

         17.05 Lessor agrees that it will not arbitrarily or unreasonably withhold consent to a transfer.

         17.06 An application fee of $500.00 shall accompany all requests to transfer, assign or sublease. This application fee is not refundable.

         17.07 Lessor may reasonably withhold its consent to any transfer, if any of the following conditions exist:

                 1. Lessee, or any of its successors or assigns, is in default as to any term, covenant, or condition of this lease, whether notice of default has or has not been given by Lessee;

                 2. The prospective transferor or transferee has not agreed, in writing, to keep, perform, and be bound by all terms, covenants and conditions of this lease;

                 3. All terms, covenants and conditions of the transfer, including the consideration therefor, of any and every kind, has not been revealed, in writing, to Lessor;

                 4. Any member of the local, state or federal government, or any resident Commissioner of Lessor be admitted to any share or part of this agreement or to any benefit that may arise hereunder. This provision shall not be constructed to extend to agreements make with a corporation for the general benefit of any such party.

         17.08 In no event shall Lessor's consent to a tranfer, sublease or assignment release Lessee from the obligations of this lease.

         B.  MORTGAGE

         17.09 Any mortgage, pledge, hypothecation, encumbrance or subordination (hereinafter in this lease referred to as "mortgage") of Lessee's leasehold interest in the leased premises, or any portion thereof, must be approved by Lessor, in advance of its execution. If Lessee grants a mortgage, without obtaining prior approval from Lessor, such act shall constitute a material breach of this lease and grounds for its termination.

         17.10 No mortgage, pledge, hypothecation or encumbrance shall bear against immovable property owned by the Lessor or Iberia Parish, Louisiana. Lessee does not have, nor does this lease and operating agreement grant to it, the authority, right, or privilege to mortgage lands, buildings or improvements owned by Lessor or Iberia Parish, Louisiana. A mortgage, not approved by Lessor, shall be deemed void and shall not effect Lessor's rights hereunder.

         17.11 Notwithstanding the provisions of Article XVII, paragraph 17.09, Lessor agrees, upon written request by Lessee, to execute its written consent to a mortgage of Lessee interests in this leasehold to secure the beneficial interest of a lender for the purpose of financing construction, development, or operations on the airport upon and subject to the following covenants and conditions:

                 1. Upon application for approval of a mortgage, Lessee shall furnish Lessor a complete copy of the mortgage and note to be secured thereby, together with the name and address of the proposed holder thereof;

                 2. Said lender and all rights acquired by said lender under said mortgage shall be subject to each and every covenant, condition, and restriction set forth in this lease and to all the rights and interests of Lessor thereunder, except as otherwise provided;

                 3. In the event of any conflict between the provisions of this lease and the provisions of any such mortgage, the provisions of this lease shall govern and control; and

                 4. Upon and immediately after the recording of a mortgage affecting the leasehold interest, Lessee, at its expense, shall cause to be recorded in the Office of the Clerk of Court, Iberia Parish, Louisiana, a written request by Lessor for notice of default or any notice of seizure and/or sale under the mortgage as provided by the statutes of the State of Louisiana relating thereto.

         17.12 Lessor agrees that it will not terminate this lease on default or breach on the part of Lessee, if the lender under any mortgage to which Lessor has given its consent, within sixty (60) days after service of written notice on the lender by Lessor of its intention to terminate this lease for such default or breach, shall:

                 1. Cure such default or breach, if the same can cured by the payment or expenditure of money required to be paid under the terms of this lease; and

                 2. Keep and perform all of the covenants and conditions of this lease requiring the payment of an expenditure of money by Lessee until such time as the security shall be sold upon foreclosure pursuant to the mortgage or shall be released or reconveyed thereunder; provided, however, that if the lender shall fail or refuse to comply with any or all of the provisions of this paragraph, then and thereupon, Lessor shall be released from its covenant of forebearance.

         17.13 In the event of default not curable as aforementioned, lender shall commence steps and proceedings for the exercise of the power of seizure and sale under and pursuant to the mortgage and in the manner provided by law, but assignee will first offer and Lessor shall have the option to purchase, all rights, titles and interests in the security encumbered under said mortgage directly from lender and without public sale for the outstanding balance due on the note or notes secured by said mortgage.

         17.14 In the event Lessor does not exercise its option to purchase from the lender as provided above, then the prior written consent of Lessor shall not be required and transfer or conveyance may occur under the following conditions:

                 a. The transfer of the security at foreclosure sale pursuant to judicial foreclosure or by an assignment in lieu of foreclosure; or,

                 b. To any subsequent transfer by the lender if the lender is an established bank, savings and loan association or insurance company, and is the purchaser at such foreclosure sale, provided that in such event, the lender forthwith gives notice to Lessor in writing of any such transfer, setting forth the name and the express agreement(s) with the transferee or transferor, the effective date of such transfer, and the express agreement of the transferee transferor assuming and agreeing to perform all of the obligations under this lease, and submits to Lessor a copy of the document or transfer.

         17.15 Lessee, for itself, its subsidiaries, affiliates, associates, representatives, successors, and assigns, as a part of the consideration of this lease, hereby covenant and agree, as a covenant running with the land, that:

                 1. No person on the grounds of race, color, creed, age, sex, national origin or physical condition shall be excluded from participation, denied the benefits or be otherwise subjected to discrimination in the use of said facilities:

                 2. That, in furnishing of services thereon, no person on the grounds of race, color, creed, age, sex, national origin or physical condition shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination:

                 3. That, Lessee shall use the premises in compliance with all other requirements imposed by and pursuant to Title 49, Code of Federal

                          Regulations of the Department of Transportation and the Civil Rights Act of 1964, as may be amended; and

                 4. That, in the event of a breach of any of the non-discrimination covenants, Lessor shall have the right to terminate the lease and to re-enter and repossess said land and the facilities thereon, and hold the same as if said lease had never been made or issued.

ARTICLE XVIII.   RIGHTS OF THE UNITED STATES GOVERNMENT

         18.00 This lease shall be subordinate to the provisions and requirements of any existing agreement between Lessor and the United States relative to the development and maintenance of the airport.

                 (a) In the event any agreement between Lessor and the United States relative to the development and maintenance of the airport results in a total condemnation or expropriation of the leased premises for public use or purpose, the term of this lease shall cease and terminate as of the date title vests in the condemnor and all rentals and other payments shall be paid up to that date, and Lessee shall have no claim against the Lessor for the value of any unexpired term of this lease. Lessee is not prohibited from asserting any claim or claims for loss of improvements to the leased premises, leasehold advantages and/or loss of business opportunity against the United States.

                 (b) In the event any agreement between Lessor and the United States relative to the development and maintenance of the airport results in a partial condemnation or expropriation of the leased premises for public use or purpose, then Lessor and Lessee shall each have the right to terminate this lease upon written notice to the other given at least thirty
(30) days prior to the date title vests in the condemnor and all rentals and other payment shall be paid up to that date. Lessee shall have no claim against Lessor for the value of any unexpired term of this lease. Lessee is not prohibited from asserting any claim or claims for loss or improvements to the leased premises, leasehold advantages and/or loss of business opportunity against the United States.

                 (c) In the event that neither party shall elect to so terminate this lease, Lessor, to the extent of the condemnation award, if any, shall repair and restore the portion not affected by the taking so as to constitute the remaining premises a complete architectural unit. Thereafter, the rental to be paid by Lessee shall be adjusted according to the ratio that the square footage of interior and exterior area remaining in the leased premises bears to the former area, and all of the other terms of this lease shall remain in full force and effect.

        18.01 Lessee agrees to comply with the notification of and review requirements covered in Part 77 of the Federal Aviation Regulations in the event any future structure or building is planned or alteration of any present or future building or structure situated on the premises.

         18.02 It is understood and agreed that nothing herein shall be construed to grant or authorize the granting of an exclusive right within the meaning of Section 308 of the Federal Aviation Act of 1958.

         18.03 There is hereby reserved by Lessor, its successors and assigns, for the use and benefit of the public, a right of flight for passage of aircraft in the airspace above the surface of the premises hereby leased together with the right to cause in said airspace such noise as may be inherent in the operation of aircraft, now known or hereafter used for navigation of or flight in the air, using said airspace for landing at, taking off from or operating on the Airport, subject to applicable controlling flight restrictions.

         18.04 Lessee by accepting this lease expressly agrees for itself, its successors and assigns, that it will not erect nor permit the erection of any structure or object or permit the growth of any tree on the land leased hereunder above a mean sea level elevation of 70 feet. In the event the aforesaid covenant is breached, Lessor reserves the right to enter upon the land leased hereunder and remove the offending tree or structure, all of which shall be at the total expense of Lessee.

         18.05 Lessee, by accepting this lease, expressly agrees for itself, its successors and assigns, that it will not make use of the premises in any manner which might interfere with the landing and taking off of aircraft from the Airport, or otherwise constitute a hazard. In the event the aforesaid covenant is breached, Lessor reserves the right to enter upon the premises hereby leased and cause the abatement of such interference at the total expense of Lessee.

         18.06 This lease and all provisions hereof shall be subject to whatever right the United States Government now has or in the future may have or acquire, affecting the control, operations and regulation of said Airport.

         18.07 The Lessee and any sublessee, transferee, subtenant, subsidiary, affiliate, associate, successor or assign for whom consent to acquire an interest in this leasehold, leased premises and/or privilege under this operating agreement, is required by the Lessor, shall comply with the Affirmative Action Plan Program requirements, if it maintains a business located within Iberia Parish, Louisiana, and uses such business location in any manner connected with his lease.

         18.08 This lease shall be subordinate to and subject to the terms, conditions, restrictions, and other provisions of any existing permit, lease and/or agreement between the Lessor and the United States of America and/or any other local, state or federal agency, relative to the control, operation or maintenance of the Airport, the execution of which has been or will be required as a condition precedent to the operation or control of, or to the expenditure of Federal funds for the Airport. Lessee agrees to be bound by such terms, conditions, restrictions or provisions.

         18.09 Lessee warrants that no improvements shall be erected, placed upon, operated nor maintained within the premised, nor any business or other activity conducted or carried on therein or therefrom, in violation of the terms of this lease, or of any regulation, order of law, statute, bylaw, or ordinance of a governmental agency having jurisdiction and any breach of said warranty shall constitute a breach of this lease.

ARTICLE XIX.     TERMINATION BY LESSOR AND WAIVER OF BREACH

         19.00 In the event that Lessee shall fail to perform, keep and observe any of the terms, covenants or conditions herein, Lessor may give written notice to Lessee to use due diligence to correct such condition or default, and if Lessee fails to correct such condition or fails to commence action to correct within Thirty (30) days after receipt of such notice, or fails to diligently pursue such action to correct after same has been commence, Lessor may terminate this agreement by giving ten (10) days notice thereof.

         19.01 No default on the part of the Lessee shall be deemed to continue so long as Lessee shall have taken action to correct the same and shall be diligently prosecuting such action.

         19.02 In any case where Lessor shall be entitled hereunder to terminate this lease agreement for failure of the Lessee to correct or cure a default after due notice, Lessor may, as an alternative to termination of the lease agreement, pay or perform the obligation imposed under this lease and operating agreement for the account of and at the total expense of the Lessee and the same shall be paid by Lessee as additional charges due under the lease.

         19.03 Lessor may terminate this agreement and all of its obligations hereunder by giving Lessee ten (10) days written notice upon or after filing by Lessee of a voluntary petition in bankruptcy.

         19.04 Lessor may terminate this agreement and all of its obligations hereunder by giving Lessee sixty (60) days written notice upon or after failure of Lessee to vacate or set aside the following:

                 a. If involuntary proceedings in bankruptcy be instituted against the Lessee and the Lessee is thereafter adjudicated a bankrupt pursuant to such proceedings;

                 b. If a court shall take jurisdiction of the Lessee pursuant to proceedings brought under the provisions of any Federal Reorganization Act; or

                 c.       If a receiver of Lessee's assets be appointed.

         19.05 Lessor may terminate this agreement and all of its obligations hereunder by giving Lessee ten (10) days written notice upon the happening of either or both of the following events:

                 a.       If Lessee voluntarily abandons and
                          discontinue the conduct and operation of its service at the Airport for a continuous period of 30 days; or

                 b. If Lessee abandons any of the premises leased to it hereunder at any time, except when such abandonment be caused by fire, flood, earthquake, war, strike or other calamity beyond Lessee's control.

         B.  WAIVER OF BREACH

         19.06 No waiver by Lessor of any of the terms, covenants, or conditions hereof to be performed, kept or observed by Lessee, shall be construed to be, or act as a waiver of any subsequent default of the terms, covenants and conditions. The acceptance of rental by Lessor for any period or periods after default of any of the terms, conditions, or covenants shall not be deemed a waiver of any right on the part of the Lessor to cancel this agreement for failure by Lessee to perform, keep or observe any of the terms, covenants or conditions of this agreement.

ARTICLE XX.      ENVIRONMENTAL MATTERS

Authority's Environmental Representations and Warranties.

         20.00 Lessor represents and warrants to Lessee, to the best of its knowledge, as follows:

                 a. That the Lessor has duly complied with, and the premises is in compliance with the provisions of federal, state and local environmental, health and safety laws, codes, ordinances, rules and/or regulations promulgated thereunder, except as disclosed in the attached environmental site analysis and report dated February 22, 1993 and annexed hereto as Exhibit "B".

                 b. That the Lessor has not received any notice, does not know nor suspect, any facts which might constitute violations of any federal, state or local environmental, health or safety laws, codes, ordinances, rules and/or regulations promulgated thereunder, which relate to the use, ownership or occupancy of the premises and is not in violation of any covenants, conditions, easements, rights of way or restrictions affecting the premises or any rights appurtenant thereto, except as disclosed in the attached environmental site analysis report.

                 c. No emission, spill, release or discharge has occurred except in accordance with a valid governmental permit, license, certificate or approval, whether on the premises, or sites adjacent to the premises into or upon (i) the air, (ii) soils or improvements, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, involving any toxic or hazardous substances or wastes used, stored, generated, treated or disposed on or from the premises, except as disclosed in the attached environmental site analysis report.

                 d. No complaint, order, directive, claim, citation or notice has been filed by any governmental authority or any other person or entity with respect to (i) air emissions, (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of environmental, health or safety matters affecting Lessor, the premises, and any improvements located thereon, except as disclosed in the attached environmental site analysis report.

                 e. Prior to the execution of this Lease, or occupancy of the premises, whichever is later, no reported occurrence of any hazardous discharge (as defined in Section 20.03 of this Lease Agreement) except in accordance with a valid governmental permit, license, certificate or approval or an environmental complaint (as defined in Section 20.04 of this Lease Agreement), except as disclosed in the attached environmental site analysis report.

                 f. Lessor has provided Lessee with true, accurate and complete information pertaining to the environmental history of the premises. Throughout the term of this Lease, Lessor shall promptly furnish to Lessee true, accurate and complete copies of all sampling and test results obtained from all environmental and/or health samples and tests taken at and around the premises including all sampling and tests results taken by any and all prior occupants of the premises.

         20.01 Lessee's Environmental Indemnification of the Lessor. Lessee agrees to defend, indemnify and hold harmless Lessor from and against any and all claims, suits, demands, losses, liabilities, damages, and/or judgments, costs and expenses (including, without limitation, any and all testing and cleanup costs and attorneys' and consultants' fees) (hereinafter referred to as "claims") arising directly or indirectly by reason of a hazardous discharge or environmental complaint or any violation of an environmental protection, health or safety law regulation, or requirement governing Lessee, its business operations, assets or equipment, including without limitation any claims:

         a. arising directly or indirectly out of, or relating to, any investigatory, removal or remedial action involving Lessee's facility or any governmental authority having jurisdiction under any law; or

         b. arising directly or indirectly on account of, or in connection with, any claim or injury or actual injury to any person or property, relating, regarding, or in any way pertaining to:

                 (1) any of Lessee's obligations under the provisions of this lease,

                 (2) the existence, treatment, storage, disposal, release, spill, generation, removal, manufacture or other handling of any hazardous substances or hazardous wastes on the premises by Lessee caused by or the result of actions or operations of Lessee, or arising in the course of or relating to Lessee's business, during the lease term provided that the foregoing indemnity shall not apply to any hazardous discharge or environmental complaint caused by or related to the Lessor, prior owners, prior operators, prior occupants or prior tenants of the premises, or which cannot be shown to have been caused by or the result of actions or operations of Lessee or arising in the course of or relating to Lessee's business or Lessee's use of the premises.

         20.02 In case any action shall be brought against or commenced against the Lessor, and in which Lessee may be required to indemnify the Lessor in whole or in part pursuant to Section 20.01, the Lessor shall have the right to assume the defense thereof, including the employment of counsel. In cases in which the Lessor chooses not to exercise its right to assume its own defense, the Lessor shall have the right to approve Lessee's choice of counsel, which approval shall not be unreasonably withheld. In the event that Lessee assumes the defense of the Lessor subsequent to the Lessor's engagement of defense counsel (it being understood and agreed that the Lessor shall give Lessee ten (10) days prior notice before it engages defense counsel), then Lessee shall, upon demand of the Lessor, immediately reimburse the Lessor for all reasonable legal fees, costs and disbursements expended or incurred by the Lessor prior to the date Lessee assumed the





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
defense thereof.

         20.03 For purposes of this indemnification, the term "Hazardous Discharge" shall include any emission, seepage, leakage, spill, discharge, release or threatened release of any toxic or hazardous substances (as defined in 42 U.S.C. 9601 et seq.) or hazardous wastes (as defined in 40 C.F.R. 260) at or from the premises into or upon (i) the air, (ii) surface and subsurface soils or any improvements located thereon, (iii) surface water or groundwater, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the premises.

         20.04 For purposes of this indemnification, the term "Environmental Complaint" shall include any complaint, order, directive, claim, citation or notice by any governmental authority or agency or any person or entity with respect to (i) air emissions, (ii) spills, releases, or discharges to surface and subsurface soils or improvements located thereon, surface water, groundwater, or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) use, generation, storage, transportation or disposal of toxic or hazardous substances or hazardous wastes (as both said terms are defined hereinabove) or (vi) other environmental, health or safety matters affecting Lessee's or its operations that occur after the commencement of Lessee's use of the premises.

         20.05 Lessee agrees that the Lessor may at its discretion, conduct such environmental inspections, audits and test (including soil borings and/or ground water tests) as it shall deem necessary or desirable in order to evaluate the environmental status of the premises as it exists. Any and all reports of said inspections, audits and tests conducted by the Lessor, prior to execution of this Lease and Agreement, shall define the Environmental Baseline.

         20.06 Without limiting any of Lessee's obligations, Lessee agrees specifically with respect to any contaminants and levels of contamination identified in the Environmental Baseline as defined in Section 20.05, Lessee will take appropriate steps, at Lessee's sole cost and expense, to accomplish any necessary removal, decontamination, site remediation, restoration work, containment and/or monitoring under any requirement of any governmental entity having jurisdiction over the premises now or at any time during the lease term.

         20.07 Without limiting any of Lessee's obligations, Lessee agrees specifically with respect to any contaminants and levels of contamination in excess of those identified in the Environmental Baseline as defined in Section
20.05 and caused by or as a result of actions or operations of Lessee or arising in the use of or relating to Lessee's business during the lease term, Lessee will take appropriate steps, at

Lessee's sole cost and expense, to accomplish any necessary removal, decontamination, site remediation, restoration work, containment and/or monitoring under any requirement of any governmental entity having jurisdiction over the premises. The aforementioned indemnity provisions shall service until all such matters included or referred to herein have been determined to have prescribed by law.

         20.08 Environmental Representations and Warranties.

The Lessor represents and warrants to the Lessee, to the best of its information, knowledge and belief, as follows:

         a. The Lessor acknowledges that it has received a final report of the Site Survey and Assessment for the Iberia Parish Airport Authority dated February 22, 1993 and has examined same. The Lessor shall furnish Lessee the report of Subra Company Environmental Consultants. The Lessor acknowledges that it may exercise its rights to conduct additional sampling, tests, studies and examinations as contemplated by Section 20.05 hereof. The Lessor shall fully inform Lessee of the results of such sampling tests, studies and examination.

         c. Throughout the lease term, Lessee shall not undertake or permit any environmental activity other than (i) in compliance with all applicable laws, (ii) in such a manner as not to present a significant present or potential health risk to the Lessor. Lessee shall immediately and fully
inform the Lessor of any such breach.   If Lessee shall breach the
representation provided in this section, then, in addition to any other rights and remedies which may be available to the Lessor under this lease or otherwise at law or in equity, Lessor may require Lessee to take all actions, or to reimburse the Lessor for the costs of any and all action taken by the Lessor as are necessary to comply with all applicable laws and to abate any significant present or potential health risk with respect to any environmental activity conducted or permitted or any Hazardous Substances or Hazardous Wastes (as both said terms are defined hereinabove) present at the premises. Lessee's obligation under this section shall survive the expiration or earlier termination of this Lease.

         20.09 No portion of the premises may be used for the subsurface disposal or storage of radioactive material and/or for the disposal or subsurface storage of hazardous materials as such term may be defined by the regulations of the U.S. Environmental Protection Agency, or any local or state authority. Any and all hazardous material handled or temporarily stored at or on the premises shall be contained and used in accordance with all applicable laws and regulations.

ARTICLE XXI.     SURRENDER OF PREMISES

         21.00 Lessee agrees, that upon the expiration of the terms of this agreement or cancellation thereof, to vacate the leased premises. All buildings and improvements thereon will be delivered to the Lessor in good condition, reasonable wear and tear accepted.

         21.01 Lessee shall be allowed to remove improvements and fixtures not of a permanent nature so long as the leased premises is not damaged or defaced by said removal.

         21.02 If Lessee fails to remove fixtures and improvements more than thirty (30) days after the expiration of the lease, Lessor shall remove same at Lessee's cost.

         21.03 All improvements of a permanent nature made by Lessee during the primary term of the lease or any extension thereof shall become property of the Lessor at the expiration of the lease and at no cost to Lessor.

ARTICLE XXII.    PRIOR AGREEMENTS AND AMENDMENTS

         22.00 Lessor and Lessee agree that this lease and operating agreement contains all that is applicable to operation of a heavy aircraft maintenance operator at Acadiana Regional Airport and that all other prior agreements relative thereto are ineffective.

ARTICLE XXIII.   CAPTIONS

         23.00 Lessor and Lessee agree that all headings in this lease and operating agreement are used solely for convenience and shall be disregarded in the construction of the agreement.

ARTICLE XXIV.    COVENANTS AND CONDITIONS

         24.00 Lessor and Lessee agree that each provision of this lease and operating agreement which is performable by the Lessee and Lessor is herewith deemed a covenant and a condition of this lease and operating agreement.

ARTICLE XXV.     VENUE

         25.00 Both parties agree that this agreement shall be construed pursuant to the laws of the State of Louisiana and the venue for returns at law or equity upon or affecting this lease and agreement shall be: Iberia Parish, Louisiana.

ARTICLE XXVI.    PARTIAL INVALIDITY

         26.00 If any section, clause, sentence, word, or provisions of this lease or the application thereof to any party or circumstances shall, to any extent, be or become invalid or illegal, and such provision shall thereby become null and void, the remainder of this lease shall not be





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
affected thereby, and each remaining provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

  THIS DONE AND SIGNED at New Iberia, Louisiana on this 28th day of December
1994.

WITNESSES:                                 IBERIA PARISH AIRPORT AUTHORITY

/s/ M. I. LASSERRY                         /s/ WILTZ P. SEGURA
------------------------                   ----------------------------------
/s/ GLADYS G. LANDRY                       BY: WILTZ P. SEGURA, CHAIRMAN
------------------------

                                           PRIDE AVIATION, INCORPORATED

/s/ M. I. LASSERRY                         /s/ FRANK RICE
------------------------                   ----------------------------------
/s/ GLADYS G. LANDRY                       BY: FRANK RICE, CHAIRMAN
------------------------
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